Consent of Independent Registered Public Accounting Firm

Codorus Valley Bancorp, Inc.
York, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2011, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the reference to us under the “Experts” caption in this Registration Statement.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania
January 26, 2012